                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
MGI PHARMA, Inc.:



We consent to the use of our reports dated February 11, 2003 with respect to the balance sheets of MGI PHARMA, Inc. as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated by reference herein.

                                            /s/ KPMG LLP


Minneapolis, Minnesota
March 21, 2003